DRESDNER RCM GLOBAL FUNDS, INC.
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

Dresdner RCM Global Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:		The Charter of the Corporation is amended
			by:

(a) Amending the names of the existing classes of capital stock currently designated as "Dresdner RCM Large Cap Growth Fund", " Dresdner RCM Global Small Cap Fund", "Dresdner RCM Global Technology Fund" and "Dresdner RCM Emerging Markets Fund" to the following, respectively;

Dresdner RCM Large Cap Growth Fund Class I
Dresdner RCM Global Small Cap Fund Class I
Dresdner RCM Global Technology Fund Class I
Dresdner RCM Emerging Markets Fund Class I

SECOND:	The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

THIRD:	The amendments to the Charter of the Corporation as set
forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

	IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc.
has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this 24th day of December, 1998. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.

WITNESS:			DRESDNER RCM GLOBAL FUNDS, INC.



By:/s/Karen Jacoppo-Wood	By:/s/George A. Rio
Karen Jacoppo-Wood		George A. Rio
Assistant Secretary		President


DRESDNER RCM EQUITY FUNDS, INC.
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

Dresdner RCM Equity Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:		Article I of the Corporation's Articles of
Incorporation is hereby amended to read as follows:

ARTICLE I
NAME

		The name of the Corporation is Dresdner
		RCM Global Funds, Inc. (the "Corporation")

SECOND:	The Charter of the Corporation is amended by amending
the names of the existing classes of capital stock currently designated as "Dresdner RCM Large Cap Growth Fund", "Dresdner
RCM Global Small Cap Fund", "Dresdner RCM Global Technology Fund" and "Dresdner RCM Emerging Markets Fund" to the following, respectively;

		Dresdner RCM Large Cap Growth Fund Class I
		Dresdner RCM Global Small Cap Fund Class I
		Dresdner RCM Global Technology Fund Class I
		Dresdner RCM Emerging Markets Fund Class I

THIRD:	The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.

FOURTH:	The amendments to the Charter of the Corporation as
set forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, Dresdner RCM Equity Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this 24th day of
December, 1998. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.





WITNESS:			DRESDNER RCM EQUITY FUNDS, INC.



By:/s/Karen Jacoppo-Wood	By:/s/George A. Rio
Karen Jacoppo-Wood		George A. Rio
Assistant Secretary		President
	N-SAR Sub-Item 77Q1(a)